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                                                                    EXHIBIT 10.1

                          SIXTH MODIFICATION AGREEMENT


DATE:    April 5, 1999

PARTIES: Borrower:         WHITE ELECTRONIC DESIGNS CORPORATION,
                           an Indiana corporation, formerly known as Bowmar
                           Instrument Corporation

         Lender:           BANK ONE, ARIZONA, NA,
                           a national banking association

RECITALS:

         A. Pursuant to that Loan Agreement dated August 28, 1995 (the "Loan Agreement"), as amended by the modification documents described below, Lender has extended to Borrower the following credit facilities (the "Loans"):

                  1. A revolving line of credit (the "RLC") in the principal amount of $4,000,000.00, evidenced by the Revolving Promissory Note, dated August 28, 1995, as amended, and subsequently increased to $6,000,000.00 ("RLC Note"). The unpaid principal of the RLC as of April 5, 1999 was $1,729,361.24.

                  2. A term loan (the "Term Loan") in the principal amount of $4,200,000.00, evidenced by the Promissory Note (Term Note), dated August 28, 1995 ("Term Note"), as amended. The unpaid principal of the Term Note as of the date hereof is $2,807,065.54.

         B. The Loans are secured by, among other things, the following:

                  1. Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated August 28, 1995 (the "Indiana Mortgage"), by Borrower, as debtor, in favor of Lender, as secured party, covering real property located in Wayne County, Indiana.

                  2. Security Agreement dated August 28, 1995 (the "Security Agreement"), by Borrower, as debtor, in favor of Lender, as secured party, covering the personal property described therein.

The agreements, documents, and instruments securing the Loans are referred to individually and collectively as the "Security Documents."

         C. Lender and Borrower have previously executed a Modification Agreement dated April 26, 1996, a Second Modification dated August 9, 1996, a Third Modification Agreement dated March 28, 1997, a Modification of Mortgage (Indiana) dated March 28, 1997, a Fourth Amendment
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to Credit Agreement dated March 16, 1998, and a Promissory Note Modification dated March 16, 1998, a Fifth Amendment to Credit Agreement dated November 1, 1998 (collectively, the "Modifications"), modifying the terms of the Loans, the RLC Note, the Term Note, the RLT Note, the Loan Agreement and/or the Security Documents. The RLC Note, and the Term Note are sometimes referred to individually and collectively as the "Note." The Note, the Loan Agreement, the Security Documents, any arbitration resolution, any environmental certification and indemnity agreement, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loans, as modified by the Modifications, are sometimes referred to individually and collectively as the "Loan Documents." Hereinafter, "Note," "Loan Agreement," and each "Security Document," shall mean such document as modified in the Modifications.

         D. Borrower has requested that Lender modify certain provisions in the Loan Documents as provided herein. Lender is willing to extend to Borrower such additional loan and so modify the Loan Documents, subject to the terms and conditions herein.

                                   AGREEMENT:

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

SECTION 1.  ACCURACY OF RECITALS.

         Borrower acknowledges the accuracy of the Recitals.

SECTION 2.  MODIFICATION OF LOAN DOCUMENTS; OTHER AGREEMENTS.


         2.1 As used in this Note:

                  "Maturity Date" means February 28, 2000.

         2.1 The following definitions are set forth in Section 1.1 of the Loan Agreement and are hereby amended in their entirety to read as follows:

                  "CMLTD" means current maturities of long term debt (excluding the RLC) plus capital lease payments, Distributions, interest, and payments to former employees.

                  "Debt Coverage Ratio" means the ratio of EBITDA to the sum of CMLTD.

                  "Distributions" means all preferred dividends and other distributions made by Borrower to its shareholders, partners, owners or members, as the case may be, other than salary, bonuses, and other compensation for services expended in the current accounting period.


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                  "EBITDA" means the sum of Borrower's aggregate pretax income or loss for a period, plus interest expense, depreciation expense, amortization expense, and a non-cash allowance of $2,173,000.00 (non-cash allowance to expire October 3, 1999) recognized in the computation of Borrower's aggregate net income or loss for such period, as determined in accordance with GAAP.


         2.2 Section 10.8 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  10.8     Financial Covenants.  It will not permit:

                           (a) Its Current Ratio to be less than 1.3 to 1.0 at
                  the end of any quarterly accounting period of Borrower.

                           (b) The ratio of Total Funded Debt to EBITDA to be
                  greater than 3.0 to 1.0 at the end of any fiscal year end of Borrower, commencing with the fiscal year ending October 3, 1999.

                           (c) Its Tangible Net Worth to be less than
                  $16,000,000.00 at the end of any quarterly accounting period of Borrower.

                           (d) Its Owner's Equity Percentage to be less than
                  forty percent (40%) at the end of any quarterly accounting period of Borrower.

                           (e) Its Debt Coverage Ratio to be greater than 1.25
                  to 1.0 at the end of any quarterly accounting period of Borrower commencing with the fiscal year ending October 3, 1999. The Debt Coverage Ratio shall be calculated on a rolling four-quarter basis.


         2.3 Each of the Loan Documents is modified to provide that it shall be a default or an event of default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein or if any representation or warranty by Borrower herein is materially incomplete, incorrect, or misleading as of the date hereof.

         2.4 Each reference in the Loan Documents to any of the Loan Documents is hereby amended to be a reference to such document as modified herein and in any modification of mortgage executed in connection herewith.

SECTION 3.        RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

         The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the


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Loan Documents shall remain as security for the Loans and the obligations of
Borrower in the Loan Documents.

SECTION 4.        BORROWER REPRESENTATIONS AND WARRANTIES.

         Borrower represents and warrants to Lender:

         4.1 No default or event of default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.

         4.2 There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Lender in connection with the Loans from the most recent financial statement received by Lender.

         4.3 Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.

         4.4 Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loans or the Loan Documents as modified herein.

         4.5 The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

         4.6 Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

SECTION 5.        BORROWER COVENANTS.

         Borrower covenants with Lender:

         5.1 Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Agreement.


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         5.2 Borrower fully, finally, and absolutely and forever releases and discharges Lender and its present and former directors, shareholders, officers, employees, agents, representatives, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns, from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower, and whether contingent or matured, (i) in respect of the Loans, the Loan Documents, or the actions or omissions of Lender in respect of the Loans or the Loan Documents and (ii) arising from events occurring prior to the date of this Agreement.

         5.3 A documentation fee of $500.00.

SECTION 6.        CONDITIONS PRECEDENT.

         The agreements of Lender and the modifications contained herein shall not be binding upon Lender until Lender has executed and delivered this Agreement and Lender has received, at Borrower's expense, all of the following, all of which shall be in form and content satisfactory to Lender and shall be subject to approval by Lender:

         6.1 An original of this Agreement fully executed by the Borrower

         6.2 If Borrower or EDI a corporation, limited liability company, partnership or trust, such resolutions or authorizations and such other documents as Lender may require relating to the existence and good standing of that corporation, partnership or trust, and the authority of any person executing this Agreement or other documents on behalf of that corporation, limited liability company, partnership or trust; and

         6.3 Payment of all the internal and external costs and expenses incurred by Lender in connection with this Agreement (including, without limitation, a documentation fee in the amount of $300.00 and outside attorneys, appraisal, appraisal review, processing, title, filing and recording costs, expenses, and fees).

SECTION 7. INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

         The Loan Documents as modified herein contain the complete understanding and agreement of Borrower and Lender in respect of the Loans and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

SECTION 8.        BINDING EFFECT.

         The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower and Lender and their successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries of Borrower, provided, however,


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Borrower may not assign any of its right or delegate any of its obligation under the Loan Documents and any purported assignment or delegation shall be void.

SECTION 9.        CHOICE OF LAW.

          This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.

SECTION 10.       COUNTERPART EXECUTION.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

         DATED as of the date first above stated.

                                  WHITE ELECTRONIC DESIGNS
                                  CORPORATION, an Indiana corporation, formerly known as Bowmar Instrument Corporation



                                  By: /s/ Joseph G. Warren Jr.
                                  Name: Joseph G. Warren Jr.
                                  Title: Vice President

                                                                        BORROWER


                                  BANK ONE, ARIZONA, NA, a national banking association



                                  By: /s/ Chad Christian
                                  Name: Chad Christian
                                  Title: V.P.

                                                                          LENDER


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